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                                                           Exhibit 23(a)




                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus pertaining to the merger of First Citizens Bancorp of Indiana with and into KeyCorp dated September 22, 1994 and to the incorporation by reference therein of our reports:

(a) dated March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993, of KeyCorp as restated to give effect to the March 1, 1994 merger of KeyCorp and Society Corporation, accounted for as a pooling of interests, such financial statements are included in and incorporated by reference into the Corporation's Current Report on Form 8-K filed with the Commission on April 20, 1994;

(b) dated January 20, 1994, except for Note 2 as to which the date is March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993, of KeyCorp (the combining company), which on March 1, 1994 merged with Society Corporation, subsequently renamed KeyCorp, included in the Corporation's Current Report on Form 8-K filed with the Commission on March 16, 1994; and

(c) dated March 1, 1994, with respect to the supplemental consolidated financial statements for the year ended December 31, 1993 of KeyCorp (the combined entity) included in KeyCorp's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The supplemental consolidated financial statements became the historical financial statements of KeyCorp upon filing of the Corporation's Current Report on Form 8-K with the Commission on April 20, 1994.

In addition, we consent to the incorporation by reference in this Registration Statement of our report dated January 28, 1994, except for Note 2 as to which the date is March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993 of Society Corporation included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission that have subsequently been restated to give effect to the March 1, 1994 merger of KeyCorp and Society Corporation.


                                                ERNST & YOUNG


Cleveland, Ohio
September 22, 1994